UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PERRY ELLIS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Perry Ellis International, Inc. (NASDAQ: PERY), today issued the following press release:

Leading Proxy Advisory Firms ISS and Glass Lewis Recommend Perry Ellis Shareholders Vote “FOR” Proposed Transaction with George Feldenkreis

Perry Ellis Urges Shareholders to Vote “FOR” the Value Maximizing Transaction

MIAMI – October 1, 2018 – Perry Ellis International, Inc. (NASDAQ:PERY) (“Perry Ellis” or the “Company”) today announced that leading independent proxy advisory firms, Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”), recommend that Perry Ellis shareholders vote “FOR” the proposed acquisition by the entity controlled by George Feldenkreis at Perry Ellis’ special meeting of shareholders scheduled for October 18, 2018 at 10:00 a.m. Eastern Time, at the Company’s corporate offices at 3000 N.W. 107th Avenue, Miami, Florida.  Under the terms of the Feldenkreis merger agreement, Perry Ellis unaffiliated shareholders will receive $27.50 per share in cash upon closing.

In recommending that Perry Ellis shareholders vote “FOR” the proposed transaction, ISS stated in its September 28, 2018 report1:

“The cash form of consideration provides certainty of value to PERY shareholders, eliminating the execution risks highlighted by the board. Furthermore, it appears that PERY's special committee has taken steps to maximize shareholder value. Such steps included soliciting competing bids from 18 other potential acquirers and engaging in a lengthy negotiation with Randa, despite facing public pressure from the original bidder. In light of these factors, support for the transaction is recommended.”

Glass Lewis stated in its September 28, 2018 report1:

“…we believe the special committee took appropriate action at critical junctions and employed safeguards and pacing clearly intended to preclude the possibility of conflicts of interest.…”

“Moreover, the executed agreement appears to be reasonably consistent with industry trends and the premiums generally realized by investors across recent all-cash buyouts. In view of the foregoing factors, and in the absence of further developments, we believe there is sufficient procedural and financial cause to support the proposed transaction at this time. Accordingly, we recommend shareholders vote FOR this proposal.”

Commenting on the reports, J. David Scheiner, Non-Executive Chairman of the Perry Ellis Board of Directors and Chair of the Special Committee, said, “We are pleased that both ISS and Glass Lewis recognize the significant cash value that will be delivered to shareholders through the Feldenkreis transaction and support our Board’s recommendation that shareholders vote “FOR” the merger. We remain confident that this transaction is the best path forward for all stakeholders and represents full and fair value while delivering an immediate cash premium to Perry Ellis shareholders. We look forward to completing the merger and strongly urge shareholders to follow ISS’ and Glass Lewis’ recommendations by voting “FOR” the value maximizing transaction at the upcoming special meeting.”

The Perry Ellis Board unanimously recommends shareholders vote “FOR” the merger agreement at the upcoming Special Meeting, scheduled for October 18, 2018 at 10:00 a.m. Eastern Time. Perry Ellis shareholders of record as of the close of business on August 16, 2018 will be entitled to vote their shares either in person or by proxy at the Special Meeting.

Your vote is important—no matter how many or how few shares you may own. Remember, not voting will have the same effect as voting against the Merger Agreement.

1 Permission to use quotations neither sought nor obtained.

Shareholders who have questions, need assistance in voting or require additional proxy materials may call the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834.

PJ SOLOMON is serving as financial advisor to the Special Committee, Paul, Weiss, Rifkind, Wharton & Garrison LLP and Akerman LLP are serving as the Special Committee’s legal counsel.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men's and women's apparel, accessories and fragrances. The company's collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men's and women's swimwear is available through all major levels of retail distribution. The company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, An Original Penguin by Munsingwear®, Laundry by Shelli Segal®, Rafaella®, Cubavera®, Ben Hogan®, Savane®, Grand Slam®, John Henry®, Manhattan®, Axist®, Jantzen® and Farah®. The company enhances its roster of brands by licensing trademarks from third parties, including: Nike® for swimwear, and Callaway®, PGA TOUR®, and Jack Nicklaus® for golf apparel and Guy Harvey® for performance fishing and resort wear.  Additional information on the company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “proposed,” “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” “target,” or “will” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology. Such forward-looking statements include, but are not limited to, statements regarding Perry Ellis’ strategic operating review, growth initiatives and internal operating improvements intended to drive revenues and enhance profitability, the implementation of Perry Ellis’ profitability improvement plan and Perry Ellis’ plans to exit underperforming, low growth brands and businesses. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, including, but not limited to those caused by port disruptions, disruptions due to weather patterns, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct-to-consumer retail markets, the effectiveness of our plans, strategies, objectives, expectations and intentions which are subject to change at any time at our discretion, potential cyber risk and technology failures which could disrupt operations or result in a data breach, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, the impact to our business resulting from the United Kingdom’s referendum vote to exit the European Union and the uncertainty surrounding the terms and conditions of such a withdrawal, as well as the related impact to global stock markets and currency exchange rates; possible disruption in commercial activities due to terrorist activity and armed conflict, actions of activist investors and the cost and disruption of responding to those actions, and other factors set forth in Perry Ellis’ filings with the Securities and Exchange Commission. Forward-looking statements also may include information concerning the proposed merger transaction, including unexpected costs or liabilities, delays due to regulatory review, failure to timely satisfy or have waived certain closing conditions, failure to obtain the financing for the merger, the commencement of litigation relating to the merger, whether or when the proposed merger will close and changes in general and business conditions. Investors are cautioned that all forward-looking statements involve risks and uncertainties and factors relating to the proposed transaction, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC, all of which are difficult to predict and many of which are beyond Perry Ellis’ control. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise, except as required by law.

Important Additional Information And Where To Find It

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the proposed transaction. The Company filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on September 10, 2018, and furnished the definitive proxy statement to the Company’s shareholders beginning on September 11, 2018, in connection with such solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD FILED WITH THE SEC AND ANY AMENDMENTS OR SUPPLEMENTS THERETO WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://investor.pery.com, by writing to Perry Ellis International, Inc., at 3000 N.W. 107 Avenue, Miami, FL 33172.

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and employees, under the SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the definitive proxy statement and other relevant materials which may be filed with the SEC in connection with the proposed transaction when and if they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of its shareholders generally, are set forth in the definitive proxy statement in connection with the proposed transaction. Additional information regarding the ownership of the Company’s directors and executive officers in Company stock, restricted stock and options is included in their SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (http://investor.pery.com), or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s Annual Report on Form 10-K for the year ended February 3, 2018 and the Form 10-K/A filed by the Company with the SEC on June 1, 2018.

Contacts

Investor:
Innisfree M&A Incorporated
Arthur Crozier / Jennifer Shotwell / Scott Winter
212-750-5833
or
Media:
Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / Sharon Stern / Jeff Kauth
212-355-4449